Exhibit 10.4
TPG INC.
OMNIBUS EQUITY INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR DEFERRAL PLAN
Section 1.General.
1.1Purpose. The purpose of the TPG Inc. Non-Employee Director Deferral Plan (the “Deferral Plan”) is to provide Non-Employee Directors with the opportunity to defer settlement of Restricted Stock Units to be granted to such Non-Employee Directors and thereby further the best interests of TPG Inc. (the “Company”) and its stockholders by attracting and retaining the services of experienced Non-Employee Directors.
1.2Relationship to the Omnibus Plan. The Deferral Plan does not authorize or contemplate any additional Shares beyond the Share Reserve authorized under the TPG Inc. Omnibus Equity Incentive Plan (the “Omnibus Plan”), and the Deferral Plan incorporates by reference herein the terms of the Omnibus Plan.
1.3Eligibility. Except as otherwise determined by the Committee, each Non-Employee Director is eligible to participate in the Deferral Plan.
Section 2.Definitions.
2.1Unless otherwise defined in the Deferral Plan, capitalized terms used in the Deferral Plan shall have the meanings assigned to them in the Omnibus Plan.
2.1“Deferred RSU(s)” means the RSU(s) for which the Non-Employee Director has elected to defer the settlement date in respect of, and in accordance with, Section 4 of the Deferral Plan.
2.2“Original Settlement Date” means, with respect to a Non-Employee Director’s Deferred RSU, the date on which the Shares covered by the corresponding RSU were scheduled to be settled in the absence of a deferral election.
2.3“RSU” means a Restricted Stock Unit granted to a Non-Employee Director pursuant to Article 9 of the Omnibus Plan.
Section 3.Administration.
3.1Authority of the Committee. The Deferral Plan shall be administered by the Committee. Subject to the terms of the Deferral Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Deferral Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to:
(a)determine any limits on Deferred RSUs;
(b)make and enforce such rules, regulations, and procedures, consistent with the terms of the Deferral Plan, as the Committee deems necessary or proper for the efficient administration of the Deferral Plan;
(c)interpret the terms and provisions of the Deferral Plan and to decide any and all questions arising under the Deferral Plan, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision;
(d)determine the Shares to be delivered to any Non-Employee Director or beneficiary in accordance with the terms of the Deferral Plan and determine the Person or Persons to whom such Shares will be delivered;
(e)allocate or delegate its powers to other Persons; and
(f)appoint Persons to carry out administrative and recordkeeping functions with respect to the Deferral Plan.

Exhibit 10.4
3.2Finality of Committee Determinations. Unless otherwise expressly provided in the Deferral Plan or the Omnibus Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Deferral Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such Person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
3.3No Liability. No member of the Board nor the Committee shall be liable for any action taken or determination made in good faith with respect to the Deferral Plan or any Award deferred hereunder.
3.4Right to Suspend Benefits and Correct Errors. To the extent consistent with Section 409A of the Code, the Committee or its designee may delay any payment until satisfied as to the correctness of the payment or the Person to receive the payment or to allow filing in any court of competent jurisdiction for a legal determination of the benefits to be paid and the Person to receive them. The Committee specifically reserves the right to correct errors of every sort, and each Non-Employee Director hereby agrees, on his or her own behalf and on behalf of any beneficiary, to any method of error correction specified by the Committee or its designee. The Committee is authorized to recover any payment made in error.
Section 4.Deferred RSU Elections.
4.1Election Forms.
(a)A Non-Employee Director may elect to defer the delivery of the Shares underlying an RSU pursuant to the valid execution and delivery to the Company of an election form approved by the Committee (an “Election Form”). Each Election Form will remain in effect until superseded or revoked pursuant to Section 4.3 or Section 4.4.
(b)An Election Form may provide for a Non-Employee Director to receive, or elect to receive, settlement of such Non-Employee Director’s Deferred RSUs at one or more of the following times or such other times as are determined by the Committee and consistent with Section 409A of the Code (but in no event earlier than the applicable Original Settlement Date): (x) a specified date, (y) cessation of such Non-Employee Director’s service on the Board or (z) the earlier or the later of a specified date or cessation of such Non-Employee Director’s service on the Board (such new settlement date, the “Deferred Settlement Date”).
4.2Initial Elections.
(a)An Election Form shall apply to any RSU that is granted to a Non-Employee Director for any period of service that commences following the calendar year in which such Election Form is delivered to the Company. Upon a Non-Employee Director’s delivery of an Election Form to the Company, the Election Form shall apply to all future RSUs granted to such Non-Employee Director after the Deferral Election Date specified in the Election Form, unless such Election Form is otherwise revoked in accordance with Sections 4.3 and 4.4 of this Deferral Plan (a “Standing Election”).
(b)Notwithstanding Section 4.2(a), a Non-Employee Director who first becomes eligible to participate in the Deferral Plan (including any other plan that is required to be treated as a single plan with the Deferral Plan under Section 409A of the Code) may file an Election Form during the first 30 days of such eligibility; provided that such Election Form shall apply only to any RSU that is granted to such Non-Employee Director for any period of service that commences after the date that such Election Form is delivered to the Company.
4.3Adjusting Elections. A Non-Employee Director who has an Election Form on file with the Company may complete a subsequent Election Form at any time permitted by Section 409A of the Code to adjust the terms of the Non-Employee Director’s Deferred RSUs. Such Election Form adjusting the terms of the Non-Employee Director’s Deferred RSUs shall apply to any RSU that is granted to such Non-Employee Director for any period of service that commences following the calendar year in which such subsequent Election Form is completed.
4.4Revoking Elections. A Non-Employee Director may revoke an Election Form at any time by providing written notice to the Company by the date and in the manner specified in the Election Form. Such

Exhibit 10.4
revocation shall apply to any RSU that is granted to such Non-Employee Director for any period of service that commences following the calendar year in which such revocation is delivered to the Company.
4.5Vesting. Each Deferred RSU shall vest in accordance with the terms of the Omnibus Plan and any applicable Award Agreement. For the avoidance of doubt, the Deferred Settlement Date in respect of any Deferred RSU shall be set forth in the applicable Award Agreement and such deferred settlement shall not otherwise impact the vesting of any such Deferred RSU as set forth in the applicable Award Agreement.
Section 5.Settlement.
5.1Settlement Generally. Subject to this Section 5, the Shares underlying a Non-Employee Director’s Deferred RSUs shall, subject to the terms of the applicable Award Agreement, be delivered to such Non-Employee Director on the Deferred Settlement Date.
5.2Change in Control, Death and Disability. The Shares underlying all of a Non-Employee Director’s Deferred RSUs shall, subject to the terms of the applicable Award Agreement, be delivered to the Non-Employee Director as soon as practicable following a Change in Control, such Non-Employee Director’s death or departure from the Board due to Disability.
5.3Permissible Accelerations. The Committee, in its sole discretion, may accelerate the settlement of a Non-Employee Director’s Deferred RSU (but in no event to a date prior to the applicable Original Settlement Date) if such Non-Employee Director experiences an unforeseen emergency; provided that such settlement complies with Section 409A of the Code. To request such a settlement, a Non-Employee Director must request such an acceleration from the Company and furnish such supporting documentation as the Committee may require. Such application shall specify the basis for the accelerated settlement and the amount to be settled. If such request is approved by the Committee, the Shares underlying all Deferred RSUs shall be delivered to such Non-Employee Director as soon as administratively practicable, but not more than 30 days, following such approval.
5.4Specified Employees. If the Committee considers a Non-Employee Director to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Non-Employee Director’s cessation of service on the Committee, any settlement that otherwise would be made to such Non-Employee Director with respect to a Deferred RSU as a result of such cessation of service shall not be made until the date that is six months after such cessation of service, except to the extent that earlier settlement would not result in such Non-Employee Director’s incurring interest or additional tax under Section 409A of the Code.
Section 6.Amount of Settlement.
6.1Each Deferred RSU shall be allocated to a separate bookkeeping account (an “Account”) established and maintained by the Company, which shall record the number of Shares covered by each Non-Employee Director’s corresponding Deferred RSU.
6.2With respect to the period beginning on the Original Settlement Date applicable to a Non-Employee Director’s Deferred RSU and ending on the Deferred Settlement Date, such Non-Employee Director shall receive a cash payment with respect to any cash dividend that would have been paid on a number of outstanding Shares underlying such Deferred RSUs equal to the number of notional Shares credited to the applicable Account as of the applicable dividend record date. Each such payment shall be made on the date on which the applicable dividend is paid to holders of Shares generally or such other date as is determined by the Committee.
6.3To the extent the Committee makes adjustments to Shares available for issuance under outstanding Awards pursuant to Section 4.3 of the Omnibus Plan, such adjustments shall also be made to Shares available for issuance under outstanding Deferred RSUs.
6.4On the Deferred Settlement Date, such Non-Employee Director shall receive the number of Shares equal to the number of notional Shares credited to the applicable Account as of such settlement date; provided that no Shares shall be settled other than as authorized by the Omnibus Plan.
Section 7.General Provisions Applicable to Deferred RSUs.
7.1Deferred RSUs shall not be transferable, except to the extent RSUs are transferable pursuant to Article 13 of the Omnibus Plan.

Exhibit 10.4
7.2All Shares or other securities delivered under the Deferral Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Deferral Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such Shares or other securities are then listed, and any applicable federal, state or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
Section 8.Amendments and Termination.
8.1The Committee, in its sole discretion, may amend, suspend or discontinue the Deferral Plan at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Non-Employee Director except to the extent necessary to comply with any provision of federal, state or other applicable law. The Committee further has the right, without a Non-Employee Director’s consent, to amend or modify the terms of the Deferral Plan and such Non-Employee Director’s Deferred RSUs to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Non-Employee Director under Section 409A of the Code.
8.2The Committee, in its sole discretion, may terminate the Deferral Plan at any time, as long as such termination complies with then applicable tax and other requirements. Any Deferred RSUs outstanding under the Deferral Plan as of the date on which the Deferral Plan is terminated will be settled 12 months after such termination (except in instances of a termination in connection with a Change in Control under Section 409A of the Code), unless the settlement of the Deferred RSUs in accordance with the terms of the Deferral Plan is scheduled to occur before the end of such 12-month period, in which case settlement will be made in accordance with the terms of the Deferral Plan.
8.3Such other changes to Deferred RSUs shall be permitted under the Deferral Plan to the extent authorized by the Committee and consistent with Section 409A of the Code.
Section 9.Miscellaneous.
9.1No Rights to Participation. No Non-Employee Director or other Person shall have any claim to be entitled to make a deferral under the Deferral Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or beneficiaries under the Deferral Plan. The terms and conditions of deferrals under the Deferral Plan need not be the same with respect to each Non-Employee Director.
9.2Tax Withholding. The Company or any Subsidiary shall be authorized to withhold from any Deferred RSU the amount (in cash, Shares or other securities) of taxes, if any, required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferred RSU and to take such other action as may be necessary or appropriate in the opinion of the Company or Subsidiary to satisfy withholding taxes. For the avoidance of doubt, as of the effective date of the Deferral Plan, no withholding of any taxes is required for Non-Employee Directors who are United States taxpayers.
9.3No Limit on Other Compensation Arrangements. Nothing contained in the Deferral Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other or additional compensation arrangements.
9.4No Right to Continued Service. The opportunity to defer RSUs under the Deferral Plan shall not be construed as giving a Non-Employee Director the right to be retained in the service of the Board or the Company. A Non-Employee Director’s Deferred RSU under the Deferral Plan is not intended to confer any rights on such Non-Employee Director except as set forth in the Deferral Plan. The Company expressly reserves the right at any time to replace or to not nominate a Non-Employee Director without any liability for any claim against the Company for any payment or delivery of Shares underlying any Deferred RSUs except to the extent provided for in the Deferral Plan.
9.5No Rights as a Stockholder. A Non-Employee Director will have no rights as a stockholder unless and until Shares are issued hereunder and such Non-Employee Director becomes the holder of record of such Shares.
9.6Governing Law. The validity, construction and effect of the Deferral Plan and any rules and regulations relating to the Deferral Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.

Exhibit 10.4
9.7Severability. If any provision of the Deferral Plan or any Election Form is or becomes deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Deferral Plan or any Deferred RSUs under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Deferral Plan or such Deferred RSUs, such provision shall be stricken as to such jurisdiction, Person or Deferred RSUs, and the remainder of the Deferral Plan and such Election Form shall remain in full force and effect.
9.8Unfunded Plan. The Deferral Plan is unfunded. The Deferral Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Non-Employee Director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Deferral Plan. Amounts payable under the Deferral Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Non-Employee Director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Non-Employee Director or beneficiary or any other Person have any right to receive any payment or delivery of Shares underlying any Deferred RSUs under the Deferral Plan except as, and to the extent, expressly provided in the Deferral Plan and the applicable Election Form. The Company will not segregate any funds or assets to provide for any delivery of Shares underlying any Deferred RSUs under the Deferral Plan. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Deferral Plan shall not serve in any way as security to any Non-Employee Director or beneficiary for the Company’s performance under the Deferral Plan.
9.9Headings. Headings are given to the Sections and subsections of the Deferral Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Deferral Plan or any provision thereof.
9.10Section 409A of the Code. The Deferral Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Deferral Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Deferral Plan shall be operated accordingly. If any provision of the Deferral Plan or any Election Form would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict.
Section 10.Term of the Deferral Plan.
10.1Effective Date of the Deferral Plan. The Deferral Plan shall be effective as of the date on which the Deferral Plan is adopted by the Board.